ONCOSEC MEDICAL INCORPORATED
5820 NANCY RIDGE DRIVE
SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14401-P83292 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONCOSEC MEDICAL INCORPORATED

The Board of Directors recommends you vote FOR all of the following:

	For All	Withhold All	For All Except
1. To elect four directors to the Company's Board of Directors to serve for a term of one year or until their successors are duly elected and qualified.	☐	☐	☐

Nominees:

01) Dr. Avtar Dhillon
02) Dr. Anthony Maida
03) Dr. James DeMesa
04) Punit Dhillon

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve an amendment and restatement of the Company's 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder and to make certain other changes.	☐	☐	☐
3. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2017.	☐	☐	☐

NOTE: To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E14402-P83292

ONCOSEC MEDICAL INCORPORATED
Annual Meeting of Shareholders
December 6, 2016 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Punit Dhillon, President and Chief Executive Officer and a director of OncoSec Medical Incorporated, and Dr. Avtar Dhillon, Chairman of the Board and a director of OncoSec Medical Incorporated, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONCOSEC MEDICAL INCORPORATED that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PST on December 6, 2016, at 5820 Nancy Ridge Drive, San Diego, CA 92121, and any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address Changes/Comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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